Agreement


AGREEMENT made the 31/05/2001 between HIAWATHA INDUSTRY INTERNET CORPORATION, a Delaware Corporation, (hereinafter called HIAWATHA) and A & J Motors Limited, Reginald Aldridge, Yvonne Aldridge, Andrew Alexander, Michael John Ayers, Jack Barrett, Steven Barrett, Ben Baxter, Kiri Baxter, Sam Baxter, Peter Beck, Suzanne Elizabeth Blow, Angela Bridgwater, R. Chalcraft, Caroline Chapman, Nicholas Chapman, Roderick Chapman, Anthony Coombs-Humphreys, Christine Coombs-Humphreys, Malcolm Coulson, Russell Crathern, Carolyn Floate, Tim French, Jerry Gillen, Adam Godwin, Penny Godwin, Peter Godwin, A.C Greatorex, D Greatorex, David Grubb, Colin Storey Hawker, Elizabeth Hawker, John Hawker, Laura Hawker, Jemma Heaphy, Amy Henderson, Gillian Henshaw, Tracy Henshaw, Leslie Hercho, E Hickmore, Steve Higgins, Christopher Hughes, Ian Hughes, Ann James, Katy James, Louise James, Peter James, Pamela John, A.N Kather, Keevil McIntosh Gibson (Financial) Limited, Geoffrey Kemp, Marjorie Kemp, Peter Kemp, Therese Kemp, Thomas Kemp, Donald Kerr, Nicholette Kerr, Ian Kydd, David Lawley, Anthony Letchford, Christine Levett, M. Levett, Raymond Lockett, Anne-Marie Lush, Graham Lush, Jeffrey Mendoza, Christian Moffatt, Alan Nicholson, Andrew Nicholson, Anna Nicholson, Carol Nicolson, Ian Nicolson, Christopher Osmond, P Beck Software Ltd, R.W Penhallow, R.A Rae, Neil Ranford, Carl Roberts, Kevin Stoakes, Desmond Trantom, Richard Trantom, David Williams, Roger Wilmott, Christopher Woodcock, Keith Woodcock, David Woolgar, Katharine Wooller, (hereinafter collectively referred to as "Shareholders")

         WHEREAS, it is the intention of the parties hereto that all of the issued and outstanding shares of CENTACOM Ltd, a United Kingdom private limited corporation, be acquired by HIAWATHA in an exchange of shares as hereinafter indicated;

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements of the parties set forth herein, it is agreed as follows:

         1. HIAWATHA and the Shareholders agree that the 45,671,000 shares of CENTACOM Ltd presently issued and outstanding, shall be exchanged for 31,969,700 common shares of $.001 par value of HIAWATHA as follows:

Name                                  Centacom Shares           Hiawatha Shares
 ----                                 ---------------           ---------------
A&J Motors Limited                        7500                          5250
Yvonne Aldridge                          10000                          7000
Reginald Aldridge                        30000                         21000
Andrew Alexander                          7500                          5250
Michael John Ayers                    34620500                      24234350
Jack Barrett                             25000                         17500
Steven Barrett                         2250000                       1575000
Ben Baxter                              100000                         70000
Sam Baxter                              100000                         70000
Kiri Baxter                             100000                         70000
Peter Beck                               12500                          8750
Suzanne Elizabeth Blow                    7500                          5250
Angela Bridgwater                        20000                         14000
R Chalcraft                               5000                          3500
Caroline Chapman                         12500                          8750
Nicholas Chapman                         20000                         14000
Roderick Chapman                         40000                         28000
Anthony Coombs-Humphreys                 12500                          8750
Christine Coombs-Humphreys               12500                          8750
Malcolm Coulson                           5000                          3500
Russell Crathern                         10000                          7000
Carolyn Floate                            5000                          3500
Tim French                               40000                         28000
Jerry Gillen                             40000                         28000
Adam Godwin                             100000                         70000
Penny Godwin                           1000000                        700000
Peter Godwin                           3500000                       2450000
A C & D Greatorex                        10000                          7000
David Grubb                              16000                         11200
Colin Storey Hawker                       7500                          5250
Elizabeth Hawker                          5000                          3500
John Hawker                              10000                          7000
Laura Hawker                             10000                          7000
Jemma Heaphy                            110000                         77000
Amy Henderson                            21000                         14700
Gillian Henshaw                          10000                          7000
Tracy Henshaw                            10000                          7000
Leslie Hercho                            10000                          7000
E Hickmore                                5000                          3500
Steve Higgins                            30000                         21000
Ian Hughes                               10000                          7000
Christopher Hughes                       50000                         35000
Ann James                               800000                        560000
Katy James                              200000                        140000
Louise James                            200000                        140000
Peter James                            1000000                        700000
Pamela John                              12500                          8750
A N Kather                               10000                          7000
Keevil McIntosh Gibson (Financial)        5000                          3500
Ltd
Geoffrey Kemp                           105000                         73500

Marjorie Kemp                           100000                         70000
Peter Kemp                              150000                        105000
Therese Kemp                              5000                          3500
Thomas Kemp                               5000                          3500
Donald Kerr                              32500                         22750
Nicholette Kerr                          30000                         21000
Ian Kydd                                 69000                         48300
David Lawley                             10000                          7000
Anthony Letchford                         5000                          3500
M Levett                                  5000                          3500
Christine Levett                          5000                          3500
Raymond Lockett                          20000                         14000
Graham & Anne-Marie Lush                 10000                          7000
Jeffrey Mendoza                          10000                          7000
Christian Moffatt                         7500                          5250
Alan Nicholson                           15000                         10500
Andrew Nicholson                          5000                          3500
Anna Nicholson                            5000                          3500
Carol Nicolson                           10000                          7000
Ian Nicolson                             10000                          7000
Christopher Osmond                       10000                          7000
P Beck Software Ltd                      10000                          7000
RW Penhallow & R A Rae                   12000                          8400
Carl Roberts                             50000                         35000
Kevin Stoakes                            10000                          7000
Richard Trantom                           5000                          3500
Desmond Trantom                           5000                          3500
David Williams                           10000                          7000
Christopher Woodcock                      5000                          3500
Keith Woodcock                           10000                          7000
David Woolgar                            25000                         17500
Katharine Wooller                        10000                          7000
Roger J Wilmott                         250000                        175000
Neil Ranford                             10000                          7000

                                      45671000                      31969700

         2. The Shareholders acknowledge that the shares of HIAWATHA have not been registered under the Securities Act of 1933, are being acquired for investment and will not be further sold, transferred or assigned without meeting the requirements of the securities Act of 1933 and all regulations relating thereto. This representation shall survive the Closing. The certificates representing such shares will contain an appropriate legend.

         3. HIAWATHA agrees that it or any successor company shall file all necessary reports and publish all information so as to have available "Current Public Information" as defined in Rule 144 of the securities Act, in order that the shares of HIAWATHA may be sold in transactions in accordance with said Rule 144 or other similar Rule in effect at that time under the Securities Act of 1933, as same may then be in effect.

         4. This  agreement  contains  the entire  agreement  of the parties and
incorporates   and  takes  the  place  of  any  and  all  prior  agreements  and understandings of the parties, either oral or written.

         5. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6. This agreement shall be construed in accordance with the laws of the State of Delaware and cannot be altered or amended except pursuant to an instrument executed by all the parties hereto.

         7. All notices hereunder shall be deemed to be properly given if in writing and mailed prepaid, certified mail return receipt request and addressed to Hiawatha industry Internet Corporation c/o Steven Gutstein, Attorney at Law, 780 Third Avenue, 24th Floor, New York, NY 10017 and to the Shareholders c/o Michael Ayers, Esq. 136 Albion Street, Southwick, West Sussex, BN42 4DP, England.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first heretofore written.

HIAWATHA INDUSTRY INTERNET CORPORATION

By:______________________________
     Reinhardt Stille, President

[Signature pages for Shareholders intentionally omitted]